EXHIBIT 21


                         Subsidiaries of the Registrant

Parent                     Subsidiary            Ownership          Organization
------                     ----------            ---------          ------------
Community Financial        Community Bank        100%               Federal
Corporation


         The financial statements of the Registrant are consolidated with those of its subsidiaries.